Exhibit 99.1

FedEx Corp. Reports Strong Third Quarter Results

Operating Results Significantly Impacted by Severe Winter Weather

Continued Strong Earnings Growth Expected in Fourth Quarter

MEMPHIS, Tenn., March 18, 2021 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the quarter ended February 28 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2021		Fiscal 2020
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$21.5 billion	$21.5 billion	$17.5 billion	$17.5 billion
Operating income	$1.01 billion	$1.06 billion	$411 million	$483 million
Operating margin	4.7%	4.9%	2.4%	2.8%
Net income	$892 million	$939 million	$315 million	$371 million
Diluted EPS	$3.30	$3.47	$1.20	$1.41

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2021	Fiscal 2020
TNT Express integration expenses	$0.14	$0.21
Business realignment costs	0.03	—

“I’m exceedingly proud of our FedEx team members, who are moving the world forward through the delivery of COVID-19 vaccines — the most important work in the history of FedEx,” said Frederick W. Smith, FedEx Corp. chairman and chief executive officer. “As reflected in this quarter’s results, continued execution of our strategies is producing strong earnings growth and margin improvement across our company. We expect demand for our unmatched e-commerce and international express solutions to remain very high for the foreseeable future.”

Operating results increased primarily due to strong volume growth in U.S. domestic residential package and FedEx International Priority services and pricing initiatives across all transportation segments.  These factors were partially offset by costs to support strong demand and expand services, variable compensation expense, higher labor rates, and one fewer operating weekday.

Severe winter weather during February reduced the quarter’s operating income by an estimated $350 million.  The weather significantly impaired operations at several

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of the company’s largest facilities, including the primary FedEx Express hub in Memphis and FedEx Express hubs in Indianapolis and North Texas.

Net income includes tax benefits of $108 million ($0.40 per diluted share) from a tax rate increase in the Netherlands applied to deferred tax balances and associated with voluntary contributions to the company’s pension plans.

Outlook

FedEx is unable to forecast the fiscal 2021 year-end mark-to-market (MTM) retirement plan accounting adjustment and certain debt refinancing costs that may be incurred in connection with debt reduction and refinancing transactions as part of the company’s capital allocation strategy.  As a result, FedEx is unable to provide a fiscal 2021 earnings per share or effective tax rate (ETR) outlook on a GAAP basis.

For fiscal 2021, FedEx is forecasting:

•	Earnings of $16.80 to $17.40 per diluted share before the year-end MTM retirement plan accounting adjustment and debt refinancing costs that may be incurred;
•

Earnings of $17.60 to $18.20 per diluted share before (i) the year-end MTM retirement plan accounting adjustment and (ii) debt refinancing costs that may be incurred and excluding (iii) TNT Express integration expenses; (iv) costs associated with business realignment activities; and (v) the second quarter fiscal 2021 MTM TNT Express retirement plan accounting adjustment;

•	ETR of 21% to 22% prior to the year-end MTM retirement plan accounting adjustment; and
•	Capital spending of $5.7 billion, an increase from the prior forecast due to changes in the timing of aircraft payments and the acceleration of FedEx Ground capacity expansion initiatives.

These forecasts assume continued recovery in U.S. industrial production and global trade, no additional COVID-19-related business restrictions and current fuel price expectations.  FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

“The significant improvement in our third quarter results highlights the momentum in our business which continued through an unprecedented peak season,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “Our growth in fiscal 2021 has identified opportunities for investments that further position us for sustained long-term growth in earnings and cash flows as we move into fiscal 2022 and beyond.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual

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revenue of $79 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 570,000 team members to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit about.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books.  These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on March 18, are available on the company’s website at investors.fedex.com.  A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors.  The information that we post on our Investor Relations website could be deemed to be material information.  We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the negative impacts of the COVID-19 pandemic; economic conditions in the global markets in which we operate; anti-trade measures and additional changes in international trade policies and relations; a significant data breach or other disruption to our technology infrastructure; our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses; our ability to successfully implement our FedEx Express workforce reduction plan in Europe; our ability to continue to transform and optimize the FedEx Express international business, particularly in Europe; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and achieve the anticipated benefits and associated cost savings of such strategies and actions; the future rate

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of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; damage to our reputation or loss of brand equity; the impact of the United Kingdom’s withdrawal from the European Union and the terms of their future trading relationship; the timeline for recovery of passenger airline cargo capacity; changes in fuel prices or currency exchange rates; our ability to match capacity to shifting volume levels; the impact of intense competition; evolving or new U.S. domestic or international government regulation or regulatory actions; future guidance, regulations, interpretations, challenges or judicial decisions related to our tax positions; our ability to effectively operate, integrate, leverage and grow acquired businesses, including ShopRunner, Inc.; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; an increase in self-insurance accruals and expenses; disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service; the impact of any international conflicts or terrorist activities; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; constraints, volatility or disruption in the capital markets and our ability to obtain financing; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:  Jenny Robertson 901-434-4829

Investor Contact:  Mickey Foster 901-818-7468

Home Page:  fedex.com

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2021 and Fiscal 2020 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted third quarter fiscal 2021 and 2020 consolidated operating income and margin, net income and diluted earnings per share, and adjusted third quarter fiscal 2021 and 2020 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•	TNT Express integration expenses incurred in fiscal 2021 and 2020; and
•	Fiscal 2021 business realignment costs.

We have incurred and expect to incur significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our third quarter fiscal 2021 and 2020 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, travel and advertising expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

Costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe are excluded from our third quarter fiscal 2021 consolidated and FedEx Express segment non-GAAP financial measures because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

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Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by Securities and Exchange Commission rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2021 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2021 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes (i) the fiscal 2021 year-end mark-to-market (MTM) retirement plan accounting adjustment, (ii) certain costs (debt refinancing costs) that may be incurred in connection with debt reduction and refinancing transactions (debt refinancing transactions), (iii) estimated fiscal 2021 TNT Express integration expenses, (iv) estimated fiscal 2021 business realignment costs, and (v) the second quarter fiscal 2021 MTM TNT Express retirement plan accounting adjustment. Our fiscal 2021 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the impact of the fiscal 2021 year-end MTM retirement plan accounting adjustment.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. The fiscal 2021 year-end MTM retirement plan accounting adjustment, debt refinancing costs that may be incurred and the second quarter fiscal 2021 MTM TNT Express retirement plan accounting adjustment are excluded from our fiscal 2021 EPS and ETR forecasts, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses. Estimated fiscal 2021 TNT Express integration expenses and estimated fiscal 2021 business realignment costs are excluded from our fiscal 2021 EPS forecast for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the year-end MTM retirement plan accounting adjustment and debt refinancing costs that may be incurred, as they are significantly impacted by changes in interest rates and the financial markets, and our ability to complete any debt refinancing transactions depends on a variety of factors, including economic and market conditions.  Accordingly, such adjustments are not included in our fiscal 2021 EPS and ETR forecasts, as applicable. For this reason, a full reconciliation of our fiscal 2021 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2021 year-end MTM retirement plan accounting adjustment and debt refinancing costs that may be incurred could have a material impact on our fiscal 2021 consolidated financial results and ETR, as applicable.

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The table included below titled “Fiscal 2021 Earnings Per Share Forecast” outlines the impacts of the items that are excluded from our fiscal 2021 EPS forecast, other than the year-end MTM retirement plan accounting adjustment and debt refinancing costs that may be incurred.

Third Quarter Fiscal 2021

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,005	4.7%	$157	$892	$3.30
TNT Express integration expenses[3]	49	0.2%	10	39	0.14
Business realignment costs[4]	10	—	2	8	0.03
Non-GAAP measure	$1,064	4.9%	$169	$939	$3.47

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$463	4.3%
TNT Express integration expenses	41	0.4%
Business realignment costs	10	0.1%
Non-GAAP measure	$514	4.8%

Third Quarter Fiscal 2020

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$411	2.4%	$105	$315	$1.20
TNT Express integration expenses[3]	72	0.4%	16	56	0.21
Non-GAAP measure	$483	2.8%	$121	$371	$1.41

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Third Quarter Fiscal 2020 (continued)

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$137	1.5%
TNT Express integration expenses	62	0.7%
Non-GAAP measure	$199	2.2%

Fiscal 2021 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before year-end MTM retirement plan accounting adjustment and debt refinancing costs that may be incurred (non-GAAP)[5]		$16.80 to $17.40

TNT Express integration expenses	$200
Income tax effect[1]	(45)
Net of tax effect	$155	0.58

Business realignment costs	$23
Income tax effect[1]	(5)
Net of tax effect	$18	0.07

MTM TNT Express retirement plan accounting adjustment	$52
Income tax effect[1]	(11)
Net of tax effect	$41	0.15

Earnings per diluted share with adjustments[5]		$17.60 to $18.20

Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Effect of “total other (expense) income” on net income amount not shown.

3 – These expenses were recognized at FedEx Corporate and FedEx Express.

4 – Business realignment costs were recognized at FedEx Express.

5 – The year-end MTM retirement plan accounting adjustment and debt refinancing costs that may be incurred, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2021

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2021	Feb. 29, 2020%		Feb. 28, 2021	Feb. 29, 2020%
Revenue:
FedEx Express segment	$10,788	$8,924	21%	$30,803	$26,953	14%
FedEx Ground segment	7,980	5,845	37%	22,364	16,339	37%
FedEx Freight segment	1,836	1,738	6%	5,598	5,487	2%
FedEx Services segment	8	6	33%	24	15	60%
Other and eliminations[1]	898	974	(8%)	2,605	3,065	(15%)
Total Revenue	21,510	17,487	23%	61,394	51,859	18%
Operating Expenses:
Salaries and employee benefits	8,010	6,382	26%	22,305	18,704	19%
Purchased transportation	5,660	4,558	24%	16,044	12,914	24%
Rentals	1,131	964	17%	3,073	2,808	9%
Depreciation and amortization	956	908	5%	2,818	2,688	5%
Fuel	756	879	(14%)	1,946	2,639	(26%)
Maintenance and repairs	822	684	20%	2,443	2,226	10%
Business realignment costs	10	—	NM	10	—	NM
Asset impairment charges	—	—	NM	—	66	NM
Other	3,160	2,701	17%	8,695	7,872	10%
Total Operating Expenses	20,505	17,076	20%	57,334	49,917	15%
Operating Income (Loss):
FedEx Express segment	463	137	238%	2,073	658	215%
FedEx Ground segment	702	355	98%	2,088	1,341	56%
FedEx Freight segment	119	113	5%	645	448	44%
Corporate, eliminations and other[1]	(279)	(194)	44%	(746)	(505)	48%
Total Operating Income	1,005	411	145%	4,060	1,942	109%
Other (Expense) Income:
Interest, net	(187)	(155)	21%	(555)	(443)	25%
Other retirement plans income	202	168	20%	553	504	10%
Other, net	29	(4)	NM	3	(15)	(120%)
Total Other (Expense) Income	44	9	NM	1	46	(98%)
Income Before Income Taxes	1,049	420	150%	4,061	1,988	104%
Provision for Income Taxes	157	105	50%	698	368	90%
Net Income	$892	$315	183%	$3,363	$1,620	108%
Diluted Earnings Per Share	$3.30	$1.20	175%	$12.55	$6.17	103%
Weighted Average Common and
Common Equivalent Shares	270	262	3%	267	262	2%
Capital Expenditures	$1,376	$1,439	(4%)	$4,202	$4,705	(11%)

1 – Includes the FedEx Logistics and FedEx Office operating segments, as well as the financial results of ShopRunner, Inc. beginning December 23, 2020.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2021

(In millions)

	Feb. 28, 2021
	(Unaudited)	May 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$8,856	$4,881
Receivables, less allowances	11,481	10,102
Spare parts, supplies and fuel, less allowances	583	572
Prepaid expenses and other	790	828
Total current assets	21,710	16,383
Property and Equipment, at Cost	68,703	65,024
Less accumulated depreciation and amortization	33,713	31,416
Net property and equipment	34,990	33,608
Other Long-Term Assets
Operating lease right-of-use assets, net	14,964	13,917
Goodwill	6,977	6,372
Other assets	4,152	3,257
Total other long-term assets	26,093	23,546
	$82,793	$73,537
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$646	$51
Accrued salaries and employee benefits	2,321	1,569
Accounts payable	3,990	3,269
Operating lease liabilities	2,133	1,923
Accrued expenses	4,476	3,532
Total current liabilities	13,566	10,344
Long-Term Debt, Less Current Portion	22,797	21,952
Other Long-Term Liabilities
Deferred income taxes	3,563	3,162
Pension, postretirement healthcare and other benefit obligations	4,773	5,019
Self-insurance accruals	2,314	2,104
Operating lease liabilities	12,990	12,195
Other liabilities	809	466
Total other long-term liabilities	24,449	22,946
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,445	3,356
Retained earnings	27,924	25,216
Accumulated other comprehensive loss	(764)	(1,147)
Treasury stock, at cost	(8,656)	(9,162)
Total common stockholders' investment	21,981	18,295
	$82,793	$73,537

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2021

(In millions)

(Unaudited)

	Nine Months Ended
	Feb. 28, 2021	Feb. 29, 2020
Operating Activities:
Net income	$3,363	$1,620
Noncash charges:
Depreciation and amortization	2,818	2,688
Other, net	2,661	2,256
Changes in operating assets and liabilities, net	(1,450)	(3,286)
Net cash provided by operating activities	7,392	3,278
Investing Activities:
Capital expenditures	(4,202)	(4,705)
Business acquisitions, net of cash acquired	(225)	—
Proceeds from asset dispositions and other	88	15
Net cash used in investing activities	(4,339)	(4,690)
Financing Activities:
Proceeds from short-term borrowings, net	—	298
Principal payments on debt	(105)	(1,045)
Proceeds from debt issuances	970	2,093
Proceeds from stock issuances	482	38
Dividends paid	(513)	(509)
Purchase of treasury stock	—	(3)
Other, net	(13)	(5)
Cash provided by financing activities	821	867
Effect of exchange rate changes on cash	101	(8)
Net increase (decrease) in cash and cash equivalents	3,975	(553)
Cash and cash equivalents at beginning of period	4,881	2,319
Cash and cash equivalents at end of period	$8,856	$1,766

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2021

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2021	Feb. 29, 2020%		Feb. 28, 2021	Feb. 29, 2020%
Revenue:
Package Revenue:
U.S. Overnight Box	$2,078	$1,865	11%	$5,951	$5,595	6%
U.S. Overnight Envelope	444	459	(3%)	1,305	1,395	(6%)
Total U.S. Overnight	2,522	2,324	9%	7,256	6,990	4%
U.S. Deferred	1,418	1,127	26%	3,718	3,063	21%
Total U.S. Package Revenue	3,940	3,451	14%	10,974	10,053	9%
International Priority	2,596	1,710	52%	7,423	5,344	39%
International Economy	653	810	(19%)	1,927	2,538	(24%)
Total International Export Package	3,249	2,520	29%	9,350	7,882	19%
International Domestic[1]	1,162	1,075	8%	3,456	3,316	4%
Total Package Revenue	8,351	7,046	19%	23,780	21,251	12%
Freight Revenue:
U.S.	860	739	16%	2,492	2,132	17%
International Priority	775	439	77%	2,165	1,376	57%
International Economy	383	499	(23%)	1,162	1,556	(25%)
International Airfreight	56	61	(8%)	196	197	(1%)
Total Freight Revenue	2,074	1,738	19%	6,015	5,261	14%
Other Revenue[2]	363	140	159%	1,008	441	129%
Total Express Revenue	$10,788	$8,924	21%	$30,803	$26,953	14%
Operating Expenses:
Salaries and employee benefits	4,352	3,520	24%	12,016	10,297	17%
Purchased transportation	1,460	1,212	20%	4,213	3,711	14%
Rentals and landing fees	650	538	21%	1,696	1,556	9%
Depreciation and amortization	490	478	3%	1,449	1,409	3%
Fuel	647	744	(13%)	1,672	2,241	(25%)
Maintenance and repairs	549	429	28%	1,642	1,460	12%
Business realignment costs	10	—	NM	10	—	NM
Asset impairment charges	—	—	—	—	66	NM
Intercompany charges	509	500	2%	1,456	1,469	(1%)
Other	1,658	1,366	21%	4,576	4,086	12%
Total Operating Expenses	10,325	8,787	18%	28,730	26,295	9%
Operating Income	$463	$137	238%	$2,073	$658	215%
Operating Margin	4.3%	1.5%	2.8 pts	6.7%	2.4%	4.3 pts

1 – International Domestic revenue relates to international intra-country operations.

2 – Includes the operations of FedEx Custom Critical and FedEx Cross Border for the periods ended February 28, 2021.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2021

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2021	Feb. 29, 2020%		Feb. 28, 2021	Feb. 29, 2020%
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,529	1,258	22%	1,421	1,240	15%
U.S. Overnight Envelope	508	536	(5%)	501	548	(9%)
Total U.S. Overnight Package	2,037	1,794	14%	1,922	1,788	7%
U.S. Deferred	1,562	1,215	29%	1,367	1,067	28%
Total U.S. Domestic Package	3,599	3,009	20%	3,289	2,855	15%
International Priority	765	542	41%	736	546	35%
International Economy	294	293	—	283	300	(6%)
Total International Export Package	1,059	835	27%	1,019	846	20%
International Domestic[1]	2,353	2,405	(2%)	2,427	2,475	(2%)
Total Average Daily Packages	7,011	6,249	12%	6,735	6,176	9%
Yield (Revenue Per Package):
U.S. Overnight Box	$21.91	$23.54	(7%)	$22.04	$23.75	(7%)
U.S. Overnight Envelope	14.08	13.59	4%	13.72	13.39	2%
U.S. Overnight Composite	19.96	20.56	(3%)	19.87	20.57	(3%)
U.S. Deferred	14.65	14.73	(1%)	14.32	15.11	(5%)
U.S. Domestic Composite	17.66	18.21	(3%)	17.56	18.53	(5%)
International Priority	54.71	50.07	9%	53.08	51.53	3%
International Economy	35.87	43.88	(18%)	35.85	44.44	(19%)
Total International Export Composite	49.49	47.90	3%	48.30	49.01	(1%)
International Domestic[1]	7.96	7.09	12%	7.49	7.05	6%
Composite Package Yield	$19.21	$17.90	7%	$18.58	$18.11	3%
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	9,943	8,356	19%	9,426	8,244	14%
International Priority	6,286	4,752	32%	6,000	4,924	22%
International Economy	12,135	13,806	(12%)	12,435	14,252	(13%)
International Airfreight	1,417	1,422	—	1,534	1,567	(2%)
Total Avg Daily Freight Pounds	29,781	28,336	5%	29,395	28,987	1%
Revenue Per Freight Pound:
U.S.	$1.40	$1.40	—	$1.39	$1.36	2%
International Priority	1.99	1.47	35%	1.90	1.47	29%
International Economy	0.51	0.57	(11%)	0.49	0.57	(14%)
International Airfreight	0.64	0.68	(6%)	0.67	0.66	2%
Composite Freight Yield	$1.12	$0.97	15%	$1.08	$0.96	13%
Operating Weekdays	62	63	(2%)	190	190	—

1 – International Domestic revenue relates to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2021

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2021	Feb. 29, 2020%		Feb. 28, 2021	Feb. 29, 2020%
FINANCIAL HIGHLIGHTS
Revenue	$7,980	$5,845	37%	$22,364	$16,339	37%
Operating Expenses:
Salaries and employee benefits	1,652	1,046	58%	4,483	2,888	55%
Purchased transportation	3,745	2,908	29%	10,524	7,772	35%
Rentals	306	256	20%	859	744	15%
Depreciation and amortization	214	197	9%	623	585	6%
Fuel	6	4	50%	15	11	36%
Maintenance and repairs	125	101	24%	356	286	24%
Intercompany charges	480	405	19%	1,358	1,174	16%
Other	750	573	31%	2,058	1,538	34%
Total Operating Expenses	7,278	5,490	33%	20,276	14,998	35%
Operating Income	$702	$355	98%	$2,088	$1,341	56%
Operating Margin	8.8%	6.1%	2.7 pts	9.3%	8.2%	1.1 pts

OPERATING STATISTICS
Operating Weekdays	62	63	(2%)	190	190	—
Average Daily Package Volume (000s)	13,206	10,536	25%	12,347	9,637	28%
Yield (Revenue Per Package)	$9.72	$8.78	11%	$9.49	$8.90	7%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2021

(Dollars in millions)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Feb. 28, 2021	Feb. 29, 2020%		Feb. 28, 2021	Feb. 29, 2020%
FINANCIAL HIGHLIGHTS
Revenue	$1,836	$1,738	6%	$5,598	$5,487	2%
Operating Expenses:
Salaries and employee benefits	911	846	8%	2,684	2,665	1%
Purchased transportation	203	176	15%	582	550	6%
Rentals	57	54	6%	172	158	9%
Depreciation and amortization	104	92	13%	315	283	11%
Fuel	103	130	(21%)	258	385	(33%)
Maintenance and repairs	54	59	(8%)	164	192	(15%)
Intercompany charges	128	133	(4%)	369	389	(5%)
Other	157	135	16%	409	417	(2%)
Total Operating Expenses	1,717	1,625	6%	4,953	5,039	(2%)
Operating Income	$119	$113	5%	$645	$448	44%
Operating Margin	6.5%	6.5%	— pts	11.5%	8.2%	3.3 pts

OPERATING STATISTICS
Operating Weekdays	61	62	(2%)	188	188	—
Average Daily Shipments (000s):
Priority	72.6	70.5	3%	74.0	75.5	(2%)
Economy	31.1	29.8	4%	31.3	31.8	(2%)
Total Average Daily Shipments	103.7	100.3	3%	105.3	107.3	(2%)
Weight Per Shipment (lbs):
Priority	1,110	1,137	(2%)	1,104	1,144	(3%)
Economy	950	1,000	(5%)	988	980	1%
Composite Weight Per Shipment	1,062	1,096	(3%)	1,070	1,096	(2%)
Revenue/Shipment:
Priority	$275.44	$265.17	4%	$266.30	$259.61	3%
Economy	315.11	308.65	2%	310.39	299.59	4%
Composite Revenue/Shipment	$287.32	$279.40	3%	$279.42	$272.09	3%
Revenue/CWT:
Priority	$24.82	$23.33	6%	$24.12	$22.69	6%
Economy	33.16	30.85	7%	31.40	30.57	3%
Composite Revenue/CWT	$27.06	$25.49	6%	$26.12	$24.84	5%